Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-202552), Form S-4(No. 333-209178) and Form S-8 (Nos. 333-141702, 333-157445 and 333-175981) of HealthSouth Corporation of our report dated February 24, 2016 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP
Birmingham, Alabama
February 24, 2016